Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Annual Report (Form 10-K) of The J. M. Smucker Company of our reports dated June 20, 2012, with respect to the consolidated financial statements of The J. M. Smucker Company and the effectiveness of internal control over financial reporting of The J. M. Smucker Company, included in the 2012 Annual Report to Shareholders of The J. M. Smucker Company.

We also consent to the incorporation by reference in the following Registration Statements of our reports dated June 20, 2012, with respect to the consolidated financial statements of The J. M. Smucker Company and the effectiveness of internal control over financial reporting of The J. M. Smucker Company incorporated by reference in this Annual Report (Form 10-K) of The J. M. Smucker Company for the year ended April 30, 2012:

Registration Statement	Registration Number	Description

Form S-8	33-21273	1987 Stock Option Plan

Form S-8	33-38011	1987 Stock Option Plan

Form S-8	333-98335	The J. M. Smucker Company Amended and Restated 1998 Equity and Performance Incentive Plan

Form S-8	333-116622

Amended and Restated 1986 Stock Option Incentive Plan of The J. M. Smucker Company

Amended and Restated 1989 Stock-Based Incentive Plan of The J. M. Smucker Company

Amended and Restated 1997 Stock-Based Incentive Plan of The J. M. Smucker Company

Form S-8	333-137629	The J. M. Smucker Company 2006 Equity Compensation Plan

Form S-8	333-139167	The J. M. Smucker Company Nonemployee Director Deferred Compensation Plan

Form S-8	333-139170	Non-Qualified Stock Option Agreement Between International Multifoods Corporation (predecessor-in-interest to the Registrant) and Daryl Schaller

Form S-8	333-170653	The J. M. Smucker Company 2010 Equity and Incentive Compensation Plan

Form S-3	333-177279	Automatic Shelf Registration Statement

/s/ Ernst & Young LLP

Akron, Ohio

June 22, 2012